UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

AKSYS, LTD.

(Exact name of registrant as specified in its charter)

000-28290

(Commission File Number)

Delaware

36-3890205

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Two Marriott Drive

Lincolnshire, Illinois  60069

(Address of principal executive offices, with zip code)

(847) 229-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 13, 2006 Aksys, Ltd. (the “Company”) entered into a common stock purchase agreement (the “Agreement”) with Fusion Capital Fund II, LLC.  On January 27, 2006, the Company issued a press release regarding a determination it has received from the Nasdaq Stock Market (the “Nasdaq”) related to the Agreement discussed in Item 8.01 below.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

The Company and Fusion Capital Fund II, LLC have agreed to amend the Agreement in response to a notification from the Nasdaq discussed in Item 3.01 above.  A copy of this amendment to the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.20.

The description of the common stock purchase agreement (including the amendment to the common stock purchase agreement) is qualified in its entirety by reference to the full text of both the common stock purchase agreement and the amendment to the common stock purchase agreement, each of which is incorporated herein in its entirety by reference.  A copy of the Agreement was attached as Exhibit 10.19 on a Current Report on Form 8-K on January 17, 2006.  A copy of the first amendment to the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.20.

Item 9.01.  Financial Statements and Exhibits.

(a) Exhibits

10.20 First Amendment to the Common Stock Purchase Agreement, dated as of January 27, 2006 between Aksys, Ltd. and Fusion Capital Fund II, LLC

99.1 Press Release dated January 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2006

AKSYS, LTD.

/s/ Laurence P. Birch
By:	Laurence P. Birch
Its:	Senior Vice President and Chief Financial Officer